BYLAWS
                                       OF
                                SVE MERGER, INC.
                             (a Nevada Corporation)


                                    ARTICLE I
                                     OFFICES

         Section 1.1       REGISTERED OFFICE

         The registered office of SVE Merger, Inc. (the "Company") in the State of Nevada shall be located at the principal place of business in that state of the Company or individual acting as the Company's registered agent in the State of Nevada.

         Section 1.2       PRINCIPAL EXECUTIVE OFFICE

         The principal executive office of the Company for the transaction of the business of the Company shall be at such place as may be established by the Board of Directors (the "Board"). The Board is granted full power and authority to change said principal executive office from one location to another.

         Section 1.3       OTHER OFFICES

         The Company may have other offices, either within or without the State of Nevada, at such place or places as the Board from time to time may designate or the business of the Company may require.

                                   ARTICLE II
                             MEETING OF STOCKHOLDERS

         Section 2.1       DATE, TIME AND PLACE

         Meetings of stockholders of the Company shall be held on such date and at such time and place, either within or without the State of Nevada, as shall be designated by the Board and stated in the written notice of the meeting or in a duly executed written waiver of notice of the meeting.

         Section 2.2       ANNUAL MEETINGS

         Annual meetings of stockholders for the election of directors to the Board and for the transaction of such other business as may be stated in the written notice of the meeting or as may properly come before the meeting shall be held on such date and at such time and place, either within or without the State of Nevada, as shall be designated by the Board and stated in the written notice of the meeting or in a duly executed written waiver of notice of the meeting.

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         Section 2.3       SPECIAL MEETINGS

         Special meetings of stockholders for any purpose or purposes, unless otherwise prescribed by the Nevada Revised Statutes ("NRS"), the Articles of Incorporation or these Bylaws, may be called by the Board or the President. Special meetings of stockholders shall be called by the Board or the Secretary at the written request of one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes of shares of the capital stock of the Company issued and outstanding and entitled to vote at such meeting. Such written request shall state the purpose or purposes for which the special meeting is called. The place, date and time of a special meeting shall be fixed by the Board or the officer calling the meeting and shall be stated in the written notice of such meeting, which notice shall state the purpose or purposes stated in the written notice of meeting and matters germane thereto.

         Section 2.4       NOTICE OF MEETINGS

         Written notice of the place, date and time of, a meeting of stockholders shall be given to each stockholder of record entitled to vote at such meeting, in the manner prescribed by Section 2.6 of these Bylaws, not less than ten (10) nor more than sixty (60) days prior to the date of the meeting. Notice of meetings shall be in writing and signed by the President or Vice President, or the Secretary or an Assistant Secretary, or by such other persons as the Board shall designate.

         Section 2.5       STOCKHOLDER LIST

         The Secretary or other officer in charge of the stock ledger of the Company shall prepare and make, at least ten (10) days prior to a meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares of stock of the Company registered in the name of each stockholder. Such list shall be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list also shall be produced and kept at the place and time of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 2.6       VOTING RIGHTS

         In order that the Company may determine the stockholders entitled to notice of, and to vote at, a meeting of stockholders or at any adjournment(s) thereof or to express consent or dissent to corporate action in writing without a meeting, the Board may fix a record date in the manner prescribed by Section
2.9 of these Bylaws. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy in the manner prescribed by Section 2.7 of these Bylaws. Except as specifically provided otherwise by the NRS, the Articles of Incorporation, or these Bylaws, each holder of capital stock entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting shall be entitled to one vote for each share of such stock registered in such stockholder's name on the books and records of the Company as of the record date.

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         Section 2.7       PROXIES

         Each proxy shall be in writing and shall be executed by the stockholder giving the proxy or by such stockholder's duly authorized officer, director, employee or agent by causing the signatures of the stockholder to be applied to the writing by any reasonable manner, including facsimiles. No proxy is valid after the expiration of six months from the date of its creation, unless it is coupled with an interest, or unless it specifies a duration, which may not exceed seven (7) years, shall be voted or acted upon after three (3) years from its date, unless the proxy expressly provides for a longer period. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or of his or her legal representative or assigns, except in those cases where an irrevocable proxy permitted by the NRS shall have been given.

         Section 2.8       QUORUM AND ADJOURNMENT(S) OF MEETINGS

         Except as specifically provided otherwise by the NRS, the Articles of Incorporation, or these Bylaws, a majority of the aggregate number of shares of each class of capital stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at a meeting of stockholders. If such majority shall not be present in person or represented by proxy at a meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time until holders of the requisite number of shares of stock entitled to vote at the meeting shall be present in person or represented by proxy. When a meeting of stockholders is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the place, date, and time of such adjourned meeting are announced at the meeting at which the adjournment is taken. At any such adjourned meeting at which a quorum shall be present in person or represented by proxy, stockholders may transact any business that might have been transacted at the meeting as originally noticed, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment(s) thereof. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Stockholders may participate in a meeting by means of a telephone conference call or similar method of communication by which all persons participating in the meeting can hear each other.

         Section 2.9       REQUIRED VOTE

         Except as specifically provided otherwise by the NRS, the Articles of Incorporation, or these Bylaws, the affirmative vote of a majority of the shares of each class of capital stock present in person or represented by proxy at a meeting of stockholders at which a quorum is present and entitled to vote on the subject matter (including, but not limited to, the election of directors to the Board) shall be the act of the stockholders with respect to the matter voted upon.

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         Section 2.10      ACTION WITHOUT MEETING

         Notwithstanding contrary provisions of these Bylaws covering notices and meetings, any action required or permitted to be taken at an annual or special meeting of stockholders may be taken by stockholders without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by a majority of the holders of shares of capital stock issued and outstanding and entitled to vote on the subject matter, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. The written consents shall be filed with the minutes of the proceedings.

                                   ARTICLE III
                                    DIRECTORS

         Section 3.1       BOARD OF DIRECTORS

         The business and affairs of the Company shall be managed by, or under the direction of, a Board of Directors. The Board may exercise all such powers of the Corporation and do all such lawful acts and things on its behalf as are not by the NRS, the Articles of Incorporation or these Bylaws directed or required to be exercised or done by stockholders.

         Section 3.2       NUMBER, ELECTION AND TENURE

         Except as otherwise provided by law, in no event shall the total number of directors which shall constitute the whole Board be less than one (1) or more than five(5). The exact number of directors shall be three (3) until changed, within the limits specified above, by a bylaw amending this Section 3.2, duly adopted by the Board or by the stockholders. Except as provided otherwise in these Bylaws, directors shall be elected at the annual meeting of stockholders. Each director shall hold office until the annual meeting of stockholders next succeeding his or her election or appointment and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

         Section 3.3       RESIGNATION AND REMOVAL

         Any director or member of a committee of the board may resign at any time upon written notice to the Board, the Chairman of the Board, or the President. Unless specified otherwise in the notice, such resignation shall take effect upon receipt of the notice by the Board, the Chairman of the Board, or the President. The acceptance of a resignation shall not be necessary to make it effective. Any director may be removed, either with or without cause.

         Section 3.4       VACANCIES AND NEWLY CREATED DIRECTORSHIPS

         Vacancies occurring for any reason and newly-created directorships resulting from an increase in the authorized number of directors which shall constitute the whole Board, as fixed pursuant to Section 3.2 of these Bylaws, shall be filled by the election of a new director or directors by a majority of

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the remaining members of the Board, although such majority is less than a quorum, or by a plurality of votes cast at a special meeting of stockholders called for such purpose. Any director so chosen shall hold office until the annual meeting of stockholders next succeeding his or her election or appointment and until his or her successor shall be elected and qualified, or until his or her earlier resignation or removal.

                                   ARTICLE IV
                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 4.1       DATE, TIME AND PLACE

         Meetings of the Board shall be held on such date and at such time and place, either within or without the state of Nevada, as shall be determined by the Board pursuant to these Bylaws.

         Section 4.2       ANNUAL MEETINGS

         After the annual meeting of stockholders, the newly-elected Board may hold a meeting, on such date and at such time and place as shall be determined by the Board, for the purpose of organization, election of officers and such other business that may properly come before the meeting. Such meeting may be held without notice.

         Section 4.3       REGULAR MEETINGS

         Regular meetings of the Board may be held without notice on such date and at such time and place as shall be determined from time to time by the Board.

         Section 4.4       SPECIAL MEETINGS

         Special meetings of the Board may be held at any time upon the call of the Chairman of the Board, the President or the Secretary by means of oral, telephonic, written facsimile or other similar notice, duly given, delivered, sent or mailed to each director at least 48 hours prior to the special meeting, in the manner prescribed by Section 6.1 of these Bylaws. Special meetings of the Board may be held at any time without notice if all of the directors are present or if those directors not present waive notice of the meeting in writing either before or after the date of the meeting.

         Section 4.5       QUORUM

         A majority of the whole Board as fixed pursuant to Section 3.2 of these Bylaws shall constitute a quorum for the transaction of business at a meeting of the Board. If a quorum shall not be present at a meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

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         Section 4.6       REQUIRED VOTE

         Except a specifically provided otherwise by the NRS, the affirmative vote of a majority of the directors present at a meeting of the Board at which a quorum is present shall be the act of the Board with respect to the matter voted upon.

         Section 4.7       ACTION WITHOUT MEETING

         Any action required or permitted to be taken at a meeting of the Board, or committee thereof, may be taken by directors without a meeting if all of the members of the Board, or committee thereof, consent thereto in writing and such writing is filed with the minutes of proceedings of the Board, or committee thereof.

         Section 4.8       TELEPHONE MEETING

         Members of the Board, or any committee thereof, may participate in a meeting of the Board, or committee thereof, by means of a telephone conference or similar method of communication by which all of the members participating in the meeting can hear each other. Participation by members of the Board, or committee thereof, by such means shall constitute presence in person of such members at such meeting.

                                    ARTICLE V
                      COMMITTEES OF THE BOARD OF DIRECTORS

         Section 5.1       DESIGNATION AND POWERS

         The Board may designate one or more committees from time to time in its discretion, by resolution passed by the affirmative vote of a majority of the whole Board as fixed pursuant to Section 3.2 of these Bylaws. Each committee shall consist of one or more of the directors on the Board and the Board may appoint other persons who are not directors to serve on committees. The Board may designate one or more directors as alternate members or any committee who replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members constitute a quorum. may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Company and may authorize the corporate seal of the Company affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Articles of Incorporation or these bylaws, adopting an agreement of merger or consolidation, recommending to stockholders the sale, lease, or exchange of substantially all of the Company's assets, or recommending to stockholders a dissolution of the Company, a revocation of a dissolution or the filing of a petition in bankruptcy; and, unless the resolution of the Board expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock of the Company or any class or series of stock. Each committee shall keep regular minutes of its meetings and shall report the same to the Board when requested to do so.

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                                   ARTICLE VI
                                     NOTICES

         Section 6.1       DELIVERY OF NOTICE

         Notices to stockholders and, except as permitted below, to directors on the board shall be in writing and may be delivered by mail or messenger. Notice by mail shall be deemed to be given at the time when such notice is deposited in a United States post office or letter box, enclosed in postpaid sealed wrapper, and addressed to a stockholder or director at his respective address appearing on the books and records of the Company, unless such stockholder or director shall have filed with the Secretary a written request that notices intended for such stockholder or director be mailed or delivered to some other address, in which case the notice shall be mailed to or delivered at the address designated in such request. Notice by messenger shall be deemed to be given when such notice is delivered to the address of a stockholder or director as specified above. Notices to directors also may be given orally in person or by telephone, or by telex, overnight courier or facsimile transmission (promptly confirmed in writing) or other similar means, or by leaving the notice at the residence or usual place of business of a director. Notice by oral communication, telex, overnight courier or facsimile transmission (properly confirmed in writing) or other similar means shall be deemed to be given upon such dispatch of such notice. Notice by messenger shall be deemed to be given when such notice is delivered to a director's residence or usual place of business. Notices, requests, and other communications required or permitted to be given or communicated to the Company by the Articles of Incorporation, these Bylaws, or any other agreement shall be in writing and may be delivered by messenger, United States mail, telex, overnight courier or facsimile transmission (promptly confirmed in writing) or other similar means. Notice to the Company shall be deemed to be given upon actual receipt of such notice by the Company.

         Section 6.2       WAIVER OF NOTICE

         Whenever notice is required to be given by the NRS, the Articles of Incorporation, or these Bylaws, a written waiver of notice signed by the person entitled thereto, whether before or after the time stated in the notice, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when a person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, or the purpose of, any regular or special meeting of stockholders, the Board, or committee of the Board need be specified in any written waiver of notice.

                                   ARTICLE VII
                                    OFFICERS

         Section 7.1       OFFICERS

         At its annual meeting, or at such other meeting as it may determine, or by unanimous written consent of the directors without meeting, the Board shall elect such officers as the Board from time to time may designate or the business of the Company may require. The Company shall have a President, a Secretary and a Treasurer. The Chairman of the Board shall be selected from among the directors on the Board, but no other executive officer need be a member of the Board. Any number of offices may be held by the same person.

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         Section 7.2       OTHER OFFICERS AND AGENTS

         The Board also may elect such other officers and agents as the Board from time to time may determine to be advisable. Such officers and agents shall serve for such terms, exercise such powers, and perform such duties as shall be specified from time to time by the Board.

         Section 7.3       TENURE, RESIGNATION, REMOVAL AND VACANCIES

         Each officer of the Company shall hold his office until his or her successor is elected and qualified, or until his or her earlier resignation or removal; provided, that if the term of office of any officer elected pursuant to
Section 7.2 of these Bylaws shall have been fixed by the Bylaws or determined by the Board or other governing body, such person shall cease to hold office no later than the date of expiration of such term, regardless of whether any other person shall have been elected or appointed to succeed such person. Each officer shall hold his or her office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer elected by the Board may be removed at any time, with or without cause, by the Board; provided, that any such removal shall be without prejudice to the rights, if any, of the officer so employed under any employment contract or other agreement with the Company. Any officer may resign at any time upon written notice to the Board, the Chairman of the Board or the President. Unless specified otherwise in the notice, such resignation shall take effect upon receipt of the notice by the Board, the Chairman of the Board or the President. The acceptance of the resignation shall not be necessary to make it effective. Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise shall be filled by the Board and such successor or successors shall hold office for such term as may be specified by the Board.

         Section 7.4       AUTHORITY AND DUTIES

         All officers and agents, as between themselves and the Company, shall have such authority and perform such duties in the management of the Company as may be provided in these Bylaws and as generally pertain or are necessarily incidental to the particular office or agency. In addition to the powers and duties hereinafter specifically prescribed for certain officers of the Company, the Board from to time may impose or confer any or all of the duties and powers hereinafter specifically prescribed for any officer upon any other officer or officers. The Board may give general authority to any officer to affix the corporate seal of the Company and to attest the affixing by his or her signature.

         Section 7.5       THE CHAIRMAN OF THE BOARD

         The Chairman of the Board, shall, if present, preside at meetings of the Board and exercise and perform such other powers and duties as may from time to time be assigned by the Board of Directors or as may be prescribed by these Bylaws. If there is no President, then the Chairman of the Board shall also be the chief executive officer of the Company and shall have the powers and duties prescribed in Section 7.6 of these Bylaws.

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         Section 7.6       THE PRESIDENT

         The president shall be the Chief Executive Officer of the Company and, subject to the control of the Board, shall have general and active supervision of the business and affairs of the Company, shall sign certificates, contracts and other instruments of the Company as authorized, and shall perform all such other duties as are properly required of him by the Board of Directors or by the Chairman of the Board.

         Section 7.7       THE VICE PRESIDENT(S)

         The several Vice Presidents shall perform the duties and have the powers as may, from time to time, be assigned to them by the Board or the President or the Chairman of the Board.

         Section 7.8       THE TREASURER

         The Treasurer shall have the care and custody of all the funds of the Company and shall deposit the same in such banks or other depositories as the Board, or any officer or officers thereunder duly authorized by the Board, shall, from time to time, direct or approve. He shall keep a full and accurate account of all monies received and paid on account of the Company, and shall render a statement of his accounts whenever the Board shall require. He shall perform all other necessary acts and duties in connection with the administration of the financial affairs of the Company, and shall generally perform all the duties usually appertaining to the affairs of the treasurer of a corporation. When required by the Board, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board shall approve. In the absence or disability of the Treasurer, the person designated by the President or Chairman of the Board shall perform his duties.

         Section 7.9       THE SECRETARY

         The Secretary shall attend to the giving of notice of all meetings of stockholders and of the Board and committees thereof, and shall keep minutes of all proceedings at meetings of the stockholders, of the Board and of all meetings of such other committees of the Board as shall designate him to serve. The Secretary shall have charge of the corporate seal and shall have authority to attest any and all instruments or writings to which the same may be affixed. He shall keep and account for all books, documents, papers and records of the Company, except those for which some other officer or agent is properly accountable. He shall generally perform all the duties usually appertaining to the office of secretary of a corporation. In the absence or disability of the Secretary, the person designated by the President or the Chairman of the Board shall perform his duties.

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         Section 7.10      THE ASSISTANT SECRETARY(IES)

         The Assistant Secretary, if any be so appointed by the Board, or if there be more than one, the Assistant Secretaries, shall perform such duties as may be specifically assigned to them from time to time by the Board, the Chairman of the Board or the President. In case of the absence or disability of the Secretary, and if the Board, the Chairman of the Board or the President has so authorized, the Assistant Secretary, or if there be more than one Assistant Secretary, such Assistant Secretary as the Board, or the President shall designate, shall perform the duties of the office of the Secretary.

                                  ARTICLE VIII
                              CERTIFICATES OF STOCK

         Section 8.1       FORM AND SIGNATURE

         The stock certificates representing the stock of the Company shall be in such form or forms not inconsistent with the NRS, the Articles of Incorporation and these Bylaws as the Board shall approve from time to time. Stock certificates shall be numbered, the certificates for the shares of stock to be numbered consecutively, and shall be entered in the books and records of the Company as such certificates are issued. No certificate shall be issued for any share until the consideration therefor has been fully paid. Stock certificates shall exhibit the holder's name, certify the class and series of stock and the number of shares in such class and series of stock owned by the holder, and shall be signed (a) by the Chairman of the Board, or any Vice Chairman of the Board, or the President, or a Vice President, and (b) by the Treasurer, or Assistant Treasurer, or the Secretary, or any Assistant Secretary. Any or all of the signatures on a stock certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Company with the same effect as if he or she were such officer, transfer agent or registrar on the date of issuance.

         Section 8.2       LOST, STOLEN OR DESTROYED CERTIFICATES

         The President may direct that a new stock certificate be issued in place of any certificate theretofore issued by the Company which is alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person, or his or her legal representative, claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate, the President, in his discretion and as a condition precedent to the issuance thereof, may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as the President shall require and/or to give the Company a bond in such sum as the President shall direct as indemnity against any claim that may be made against the Company, any transfer agent or any registrar on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

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         Section 8.3       REGISTRATION OF TRANSFER

         Shares of common stock of the Company shall be transferrable only upon the Company's transfer by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Company by the delivery thereof to the person in charge of the stock and transfer books and ledgers of the Company, or to such other person as the Board may designate. Upon surrender to the Company of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Company shall issue a new certificate to the person entitled thereto, cancel the older certificate and record the transaction on its books and records.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         Section 9.1       RECORD DATE

         In order that the Company may determine the stockholders entitled to notice of, and to vote at, a meeting of stockholders, or to express consent or dissent to corporate action in writing without meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of, and to vote at, a meeting of stockholders shall apply to any adjournment(s) of such meeting; provided, however, that the Board may, in its discretion, and shall if otherwise requires by these Bylaws fix a new record date for the adjourned meeting.

         Section 9.2       REGISTERED STOCKHOLDERS

         Except as specifically provided otherwise by the NRS, the Company shall be entitled to recognize the exclusive right of a person registered on its books and records as the owner of shares of stock of the Company to receive dividends and to vote as such owner, shall be entitled to hold such person liable for calls and assessments, and shall not be bound to recognize any equitable or other claim to, or interest in, such stock on the part of any other person, whether or not the Company shall have express or other notice thereof.

         Section 9.3       DIVIDENDS

         The Board shall declare and pay dividends ratably, share for share, on the Company's capital stock in all sums so declared, out of funds legally available therefor.

         Section 9.4       DIVIDEND DECLARATIONS

         Dividends on the capital stock of the Company may be declared quarterly, semiannually or annually as the Board may from time to time, in its discretion, determine.

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         Section 9.5       CHECKS AND NOTES

         All checks and drafts on the bank accounts of the Company, all bills of exchange and promissory notes of the Company, and all acceptances, obligations, and other instruments for the payment of money drawn, signed, or accepted by the Company shall be signed or accepted, as the case may be, by such officer or officers, agent or agents, and in such manner as shall be thereunto authorized from time to time by the Board or by officers of the Company designated by the Board to make such authorization.

         Section 9.6       FISCAL YEAR

         The fiscal year of the Company shall commence on July 1 and end on June 30 of each year, unless otherwise fixed by resolution of the Board.

          Section 9.7      CORPORATE SEAL

         The Company may adopt a corporate seal as authorized by the Board. The use of a seal or stamp by the Company on any corporate documents is not necessary; such use or nonuse shall not in any way affect the legality of the document.

         Section 9.8       VOTING OF SECURITIES OF OTHER ISSUERS

         In the event that the Company shall own and/or have power to vote any securities (including, but not limited to, shares of stock) of any other issuer, such securities shall be voted by the Chairman of the Board as provided in
Section 7.5 of these Bylaws, or by such other person or persons, to such extent, and in such manner as may be determined by the Board. If the Company shall be a general partner in any partnership, the acts of the Company in such capacity may be approved by the Board and taken by the officers as may be authorized or determined by the Board from time to time.

         Section 9.9       TRANSFER AGENTS

         The Board may make such rules and regulations as it may deem expedient concerning the issuance, transfer, and registration of securities (including, but not limited to, stock) of the Company. The Board may appoint one or more transfer agents and/or one or more registrars and may require all stock certificates and other certificates evidencing securities of the Company to bear the signature of either or both.

         Section 9.10      BOOKS AND RECORDS

         Except as specifically provided otherwise by the NRS, the books and records of the Company may be kept at such place or places, either within or without the State of Nevada, as may be designed by the Board.

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                                    ARTICLE X
                                 INDEMNIFICATION

         Section 10.1      INDEMNIFICATION AND INSURANCE

                  (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the NRS, as the same exists or may hereafter be amended, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred in this Section 10.1 shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the NRS requires the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 10.1 or otherwise.

                  (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section 10.1 is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending an proceeding in advance of its final disposition where the required undertaking, if any, is required, or has been tendered to the Company that the claimant has not met the standard of conduct which make it permissible under the NRS for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the

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

         circumstances because he or she has met the applicable standard of conduct set forth in the NRS, nor an actual determination by the Company (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 10.1 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation. by law, agreement, vote of stockholder or disinterested directors or otherwise.

                  (d) Insurance. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the NRS.

                  (e) Witness. To the extent that any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise is by reason of such position a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her on his or her behalf in connection therewith.

                                   ARTICLE XI
                           AMENDMENTS TO THESE BYLAWS

         Section 11.1      BY THE STOCKHOLDERS

         These Bylaws may be amended or repealed in whole or in part and new Bylaws may be adopted by the affirmative vote of a majority of the aggregate number of shares issued and outstanding and entitled to vote on the matter, present in person or represented by proxy at a meeting of stockholders provided that notice thereof is stated in the written notice of the meeting.

         Section 11.2      BY THE BOARD OF DIRECTORS

         These Bylaws may be amended or repealed in whole or in part and new Bylaws may be adopted by a majority of the Board at any regular or special meeting of the Board.

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                            CERTIFICATE OF SECRETARY

                                       OF

                                SVE MERGER, INC.
                             (a Nevada Corporation)


         I hereby certify that I am the duly elected and acting Secretary of SVE Merger, Inc., a Nevada corporation and the foregoing Bylaws, comprising of 15 pages, constitute the Bylaws of said Company as duly adopted by the Board of Directors as of December 23, 1999.




                                                 /S/ Lawrence Kallett
                                                 ---------------------------
                                                 Lawrence Kallett, Secretary

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